                                                                 EXHIBIT T-1.7

                        UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                   MARCH 31, 2001
                                   ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                           $      60,744
Short-Term Investments                                                   61,956

Securities, Available for Sale                                          687,786

Loans                                                                 2,866,204
Less:  Allowance for Credit Losses                                       17,858
                                                                  -------------
      Net Loans                                                       2,848,346
Premises and Equipment                                                   65,105
Other Assets                                                            264,387
                                                                  -------------
      Total Assets                                                $   3,988,324
                                                                  -------------
                                                                  -------------

                                    LIABILITIES

Deposits:
      Non-Interest Bearing                                        $     635,939
      Interest Bearing                                                2,338,442
                                                                  -------------
         Total Deposits                                               2,974,381

Short-Term Credit Facilities                                            383,958
Accounts Payable and Accrued Liabilities                                300,828
                                                                  -------------
      Total Liabilities                                           $   3,659,167
                                                                  -------------
                                                                  -------------

                               STOCKHOLDER'S EQUITY

Common Stock                                                             14,995
Capital Surplus                                                         208,551
Retained Earnings                                                       123,254

Accumulated Other comprehensive Income                                  (17,643)
                                                                   ------------

Total Stockholder's Equity                                              329,157
                                                                   ------------
   Total Liabilities and
   Stockholder's Equity                                            $  3,988,324
                                                                   ------------
                                                                   ------------

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

April 16, 2001

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